                                                  TABLE 1

                                    Average Balances and Interest Rates
                                    On a Fully Taxable-Equivalent Basis
                                       (Dollar Amounts in Thousands)

                                            1996                         1995                        1994
                                            ----                         ----                        ----
                                  Balance   Int.      Yield      Balance   Int.     Yield      Balance   Int.     Yield
                                  -------   ---       -----      -------   ----     -----      -------   ----     -----
ASSETS
Interest earning assets:
 Loans, net of unearned income    $37,715   $ 3,500    9.28%     $36,131   $ 3,354  9.28%      $34,700   $ 3,286  9.47%
 Investment securities:
  U.S. Treasury & Government
     agency securities             26,398     1,609    6.10%      25,293     1,550  6.13%       25,576     1,458  5.70%
 State and municipal obligations    9,179       533    5.81%      10,279       627  6.10%       11,853       702  5.92%
 Equity securities                     75         4    5.33%          75         4  5.33%           75         4  5.33%
 Federal funds sold                 1,987       108    5.44%       3,138       179  5.70%        2,990       131  4.38%
 Due from banks                         0         0    0.00%         110         9  8.18%          229        17  7.42%
                                   ______    ______    _____      ______    ______  _____       ______    ______  _____
Total Interest-Earning Assets     $75,354   $ 5,754    7.64%     $75,026   $ 5,723  7.63%      $75,423   $ 5,598  7.42%

Non-interest-earning assets:
 Cash and due from banks            2,808                          3,852                         4,344
 Bank premises and equipment,
     net                            1,491                          1,465                         1,097
 Other assets                       3,062                          3,062                         2,205
 Less allowance for loan losses    (1,304)                        (1,663)                         (882)
                                   ______                         ______                        ______
 Total Assets                     $81,411                        $81,742                       $82,187

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
 Savings/NOW accounts/
     Insured earnings              33,562       899    2.68%      34,660     1,112  3.21%       34,443     1,215  3.53%
 Time deposits                     26,616     1,357    5.10%      24,950     1,291  5.17%       24,655     1,038  4.21%
 Borrowed funds                       405        21    5.19%         759        39  5.14%          685        28  4.09%
                                   ______    ______    _____      ______    ______  _____       ______    ______  _____
Total Interest-Bearing
     Liabilities                  $60,583   $ 2,277    3.76%     $60,369   $ 2,442  4.05%      $59,783   $ 2,281  3.82%

Non-interest-bearing liabilities:
 Demand deposits                    9,565                         10,475                        11,365
 Other                                654                            402                           416
Shareholders' equity               10,609                         10,496                        10,623
                                   ______                         ______                        ______
 Total Liabilities and
     Shareholders' Equity         $81,411                        $81,742                       $82,187
                                  _______                        _______                       _______

 Net interest earnings                      $ 3,477                        $ 3,281                       $ 3,317
                                            _______                        _______                       _______
 Net yield on interest
     earning assets <F1>                                4.61%                        4.37%                         4.40%
                                                        _____                        _____                         _____

<F1>
(1) Net yield is calculated by dividing net interest earnings by total interest-earning assets.

The table above includes non-performing loans in average amounts outstanding.

                                                        TABLE 2
                                               1996                              1995                  1994
                                               ____                              ____                  ____
                                                   Increase                          Increase
Funding Uses and Sources           Average          (Decrease)         Average        (Decrease)       Average
(Dollar Amounts in Thousands)      Balance     Amount       Percent    Balance   Amount    Percent     Balance
                                   _______     ______       _______    _______   ______    _______     _______
Funding uses:
  Loans                            $37,715     $ 1,584         4.4%    $36,131   $ 1,431     4.1%      $34,700
  Taxable investment securities     26,398       1,105         4.4      25,293      (283)   (1.1)       25,576
  Nontaxable investment securities   9,179      (1,100)      (10.7)     10,279    (1,574)  (13.3)       11,853
  Equity securities                     75           0         0.0          75         0     0.0            75
  Federal funds sold                 1,987      (1,151)      (36.7       3,138       148     4.9         2,990
  Interest bearing deposits              0        (110)     (100.0)        110      (119)  (52.0)          229
  Other                              6,057        (659)       (9.8)      6,716       (48)   (0.7)        6,764
                                    ______      ______       ______     ______    ______    _____       ______
  Total Uses                       $81,411        (331)       (0.4%)   $81,742      (445)   (0.5%)     $82,187
                                   _______      ______       ______    _______    ______    _____      _______
Funding sources:
  Demand deposits                  $ 9,565        (910)       (8.7%)   $10,475      (890)   (7.8%)     $11,365
  Savings deposits                  33,562      (1,098)        (3.2)    34,660       217     0.6        34,443
  Time deposits                     26,616       1,666          6.7     24,950       295     1.2        24,655
  Borrowed funds                       405        (354)       (46.6)       759        74    10.8           685
  Other                             11,263         365          3.3     10,898      (141)   (1.3)       11,039
                                    ______      ______        ______    ______    ______    _____       ______
  Total Sources                    $81,411        (331)        (0.4%)  $81,742      (445)   (0.5%)     $82,187
                                   _______      ______        ______   _______    ______    _____      _______

                                                     TABLE 3

                                                  Loan Portfolio
                                           (Dollar Amounts in Thousands)
                                                   December 31,

                              1996           1995           1994          1993         1992
                             ______         ______         ______        ______       ______
Commercial                   $12,749        $14,449        $14,902       $16,073      $16,423
Installment loans to
    individuals                5,356          6,345          6,630         6,663        7,305
Residential/commercial
    real estate mortgages     22,610         16,007         13,051        11,795       12,097
All other                        328            379            338           970          451
                             _______        _______        _______       _______      _______
Total Gross Loans            $41,043        $37,180        $34,921       $35,501      $36,276
                             _______        _______        _______       _______      _______

    The following table shows the scheduled repricing of principal categorized by type of loan.  All variable rate loans are included in the within one year category.

                                                          Repricing
                                                          _________
                                          After One
                           Within         But Within       After
                           One Year       Five Years       Five Years       Total
                           ________       __________       __________       _____
Fixed rate:
 Commercial                $ 5,012        $ 4,320                 $0        $ 9,332
 Installment loans to
     individuals             2,869          2,487                  0          5,356
 Residential/commercial
     real estate mortgages   3,456          4,738             14,416         22,610
 All other                     328              0                  0            328
                           _______        _______            _______        _______
 Total fixed rate          $11,665        $11,545            $14,416        $37,626
                           _______        _______            _______        _______

Variable rate:
 Commercial                  3,417            -                  -            3,417
                           _______        _______            _______        _______
 Total loans               $15,082        $11,545            $14,416        $41,043
                           _______        _______            _______        _______

                                                             TABLE 4

                                                       Non-performing loans
The following table shows information regarding past-due, non-accrual, and renegotiated troubled debt.

                                                   (Dollar Amounts in Thousands)
                                               1996       1995       1994       1993      1992
                                              ______     ______     ______     ______    ______
Loans accounted for on a non-accrual basis    $   692    $   327    $   285    $   697   $   726
Accruing loans which are contractually past
 due 90 days or more as to principal
 or interest payments                             427         13         97        158       566
Renegotiated troubled debt                          0          0          0          0         0
Other real estate                                   0          0          0          0         0

Non-performing assets to:
 Total assets                                   1.37%      0.41%      0.46%       1.03%     1.53%
 Total loans and other real estate              2.73%      0.95%      1.15%       2.41%     3.56%

                                                    TABLE 5

                                   Analysis of the Allowance for Loan Losses
                                           (Dollar Amounts in Thousands)

                                               Year Ended December 31

                                   1996        1995        1994        1993        1992
                                  ______      ______      ______      ______      ______
Allowance for loan losses at
 beginning of year                $ 1,297     $ 1,600     $   618     $   657      $   696

Loans charged off:
 Real estate loans                      0           0           0           0           63
 Installment loans                     11          23           9           3           30
 Credit card loans                      7          13           5           0           30
 Commercial and all other loans        98         538         125         306          277
                                   ______      ______      ______      ______       ______
  Total Charge-offs                   116         574         139         309          400
                                   ______      ______      ______      ______       ______
Recovery of loans charged off:
 Real estate loans                      0           7           0           1            0
 Installment loans                      6           3           7           8           10
 Credit card loans                      3           2           1           1            7
 Commercial and all other loans        73          55          98          10           33
                                   ______      ______      ______      ______       ______
   Total Recoveries                    82          67         106          20           50
                                   ______      ______      ______      ______       ______
Net (charge-offs) recoveries          (34)       (507)        (33)       (289)        (350)
Provisions charged to operations        0         204       1,015         250          311
                                   ______      ______      ______      ______       ______
Balance at end of period          $ 1,263     $ 1,297     $ 1,600      $  618       $  657

Ratio of net (charge-offs)
 recoveries during the period
 to average loans outstanding
 during that period                 (0.09%)     (1.40%)     (0.10%)     (0.81%)      (0.96%)
Average allowance to average
 loans outstanding                   3.46%       4.60%       2.54%       1.86%        1.97%

                                                      TABLE 6

                                          Security Maturities and Yields
                                           (Dollar Amounts in Thousands)

                                           Securities Available for Sale

                                                               Maturity Schedule

                                                         After One                After Five
                                Within                   But Within               But Within               After
                                One Year                 Five Years               Ten Years                Ten Years
                                _________________        _________________        _______________          ______________
                                Par         Par          Par         Par          Par       Par            Par      Par
                                Value       Yield        Value       Yield        Value     Yield          Value    Yield
                                _____       _____        _____       _____        _____     _____          _____    _____
U.S. Government agency
 securities                     $ 2,113      6.45%       $10,135      6.07%       $ 7,668    6.37%         $ 4,322   5.77%
State and municipal
 obligations                      1,641      4.33%         4,060      5.54%           992    5.47%             193   6.25%
Equity investments                  501      7.08%           738      6.79%             0    0.00%              75   5.31%
                                _______                  _______                  _______                  _______
 Total                          $ 4,255                  $14,933                  $ 8,660                  $ 4,590
                                _______                  _______                  _______                  _______

                                                     TABLE 7

                                              Agency Structured Notes
                                           (Dollar Amounts in Thousands)

                                                        1996
_________________________________________________________________________________________________________________

                                                                    Gross       Gross            Net
                                             MARKET              Unrealized   Unrealized     Unrealized
                          COST         %     VALUE         %        Gains       Losses      Gains/Losses      %
_________________________________________________________________________________________________________________
CMOs                     $ 5,926       18.3%  $ 5,821     18.1%    $   5       $  (110)      $  (105)         42.7%
Dual Indexed Bond          2,000        6.2     1,937      6.0         0           (63)          (63)         25.6
PSA Indexed Bonds            500        1.5       488      1.5         0           (12)          (12)          4.9
Step-Up Bonds                250        0.8       249      0.8         0            (1)           (1)          0.4
                         _______      ______  _______    ______    _____       _______       _______         ______
 Sub Total               $ 8,676       26.8%  $ 8,495     26.4%    $   5       $  (186)      $  (181)         73.6%

All Other                 23,698       73.6    23,633     73.6       123          (188)          (65)         26.4
                         _______      ______  _______    ______    _____       _______       _______         ______
 Total                   $32,374      100.0%  $32,128    100.0%    $ 128       $  (374)      $  (246)        100.0%
                         _______      ______  _______    ______    _____       _______       _______         ______
Indices

Dual Indexed Bonds - Floats with 3 month LIBOR plus 25 basis points 10 year CMT minus 25 basis points
PSA Indexed Bonds  - 5.83% interest rate, payments determined by underlying mortgage pool

                                                        1995
_____________________________________________________________________________________________________________________

                                                                     Gross        Gross         Net
                                             MARKET               Unrealized   Unrealized     Unrealized
                        COST         %       VALUE          %        Gains        Losses     Gains/Losses     %
_____________________________________________________________________________________________________________________
CMOs                    $ 7,597      22.3%   $ 7,496        22.1%  $  27        $ (128)       $ (101)         71.1%
Dual Indexed Bonds        2,886       8.5      2,779         8.2       0          (107)         (107)         75.4
PSA Indexed Bonds           500       1.5        500         1.5       0             0             0           0.0
Step-Up Bonds               250       0.7        250         0.7       0             0             0           0.0
                        _______     ______   _______       ______  _____        ______        ______         ______
 Sub Total              $11,233      33.0%   $11,025        33.0%  $  27        $ (235)       $ (208)        146.5%

All Other                22,778      67.0     22,844        67.5     192          (126)           66         (46.5)
                        _______     ______   _______       ______  _____        ______        ______         ______
 Total                  $34,011     100.0%   $33,869       100.0%  $ 219        $ (361)       $ (142)        100.0%
                        _______     ______   _______       ______  _____        ______        ______         ______

                                                 TABLE 8

                                      Agency Structured Notes Maturity
                                       (Dollar Amounts in Thousands)

                                                    1996
                        ___________________________________________________________

                        Due in           Due in          Due in           Due in
                        One Year         One to Five     Five to Ten      Over
                        or Less          Years           Years            Ten Years
                        ___________________________________________________________
CMO's                   $     0          $  2,197         $ 1,159         $ 2,570
Dual Indexed Bonds            0                 0           2,000               0
PSA Indexed Bonds             0                 0             500               0
Step-Up Bonds                 0               250               0               0
                         ______           _______          ______          ______
 Sub-Total                    0             2,447           3,659           2,570

All Other                 4,255            12,486           5,5001          2,020
                         ______           _______          ______          ______
 Total                  $ 4,255           $14,933         $ 8,660         $ 4,590
                         ______           _______          ______          ______

Weighted average lives used to determine maturities of CMO's
                                                      1995
                        ___________________________________________________________

                        Due in            Due in          Due in          Due in
                        One Year          One to Five     Five to Ten     Over
                        or Less           Years           Years           Ten Years
                        ___________________________________________________________
CMO's                   $     0            $ 5,279         $ 1,819         $   499
Dual Indexed Bonds            0                  0           2,886               0
PSA Indexed Bonds             0                  0             500               0
Step-Up Bonds                 0                  0             250               0
                         ______             ______          ______          ______
 Sub-Total                    0              5,279           5,455             499

All Other                 6,890              5,135           5,443           5,310
                         ______             ______          ______          ______

 Total                  $ 6,890            $10,414         $10,898         $ 5,809
                         ______             ______          ______          ______

                                                              TABLE 9

                                                              Deposits
                                    The monthly average amount of deposits are summarized below:
                                                   (Dollar Amounts in Thousands)
                                                        Year Ended December 31,

                                          <1996>                   <1995>                <1994>
                                      __________________      __________________     __________________
                                                 Cost of                 Cost of                Cost of
                                      Amount     Funds        Amount     Funds       Amount     Funds
                                      ______     _______      ______     _______     ______     _______
Non-interest bearing deposits         $ 9,565     0.00%       $10,475     0.00%      $11,365     0.00%
Interest bearing demand deposits       10,826     2.52         10,719     2.93        10,441     3.08
Money market deposits                   2,193     2.51          2,914     2.99         3,738     3.00
Savings deposits                       20,543     2.78         21,027     3.39        20,264     3.85
Time deposits                          26,616     5.10         24,950     5.17        24,655     4.21
                                      _______    ______       _______    ______      _______    ______
  Total Deposits                      $69,743     3.23%       $70,085     3.43%      $70,463     3.81%
                                      _______    ______       _______    ______      _______    ______

 Maturities of time deposits of $100,000 or more (in thousands) outstanding are summarized as follows:
                                             December 31, 1996
3 months or less                                 $ 2,823
Over 3 through 12 months                           1,030
Over one year through 5 years                        616
Over 5 years                                           0
                                                  ______
                                                 $ 4,469
                                                  ______

                                                         TABLE 10
                                                    Capital Resources

                                                   Year Ended December 31,

                                              1996         1995        1994
                                             ______       ______      ______
Return on average assets                       0.84%        0.65%       0.41%
Dividend payout ratio                         57.33%       72.98%     114.33%
Average equity to average assets ratio        13.03%       12.84%      12.93%

Return on average equity                       6.42%        5.08%       3.15%
 Times
Earnings retained                             42.67%       27.02%     (14.33%)
 Equals
Internal capital growth                        2.74%        1.37%      (0.45%)

                                                               TABLE 11

                                                         Risk Based Capital
                                                    (Dollar Amounts in Thousands)
                                                              December 31,

                                                          1996            1995
                                                         ______          ______
Tier I Capital:
 Common stock and surplus of subsidiary bank              $ 2,202         $ 2,202
 Undivided profits of subsidiary bank                       8,411           8,423
                                                          _______         _______
Total Tier I Capital                                       10,613          10,625

 Eligible amount of the allowance for loan losses             615             596
                                                          _______         _______
Total Tier II Capital                                     $11,228         $11,221
                                                          _______         _______

Risk adjusted assets                                      $48,524         $46,991
Average assets                                            $80,972         $81,742

Risk-based capital ratios:
 Tier I                                                    21.87%          22.61%
 Tier II                                                   23.14%          23.88%
                                                          _______         _______
Tier I leverage ratio                                      13.11%          13.04%
                                                          _______         _______

                                             TABLE 12

                                           STOCK PRICES

                                   <1996>                  <1995>
                              __________________      ___________________
                              High        Low         High         Low
                              ______      ______      ______       ______
First Quarter                 $44.00      $40.50      $40.00       $40.00
Second Quarter                 44.00       44.00       40.00        40.00
Third Quarter                  44.00       44.00       42.00        42.00
Fourth Quarter                 44.00       44.00       42.00        42.00


                                      DIVIDEND DECLARED AND PAID

                                    <1996>                 <1995>
                              __________________      __________________
                              Declared    Paid        Declared    Paid
                              ________    ______      ________    ______
First Quarter                 $ 0.00      $ 0.00      $ 0.00      $ 0.00
Second Quarter                  0.00        0.00        0.00        0.00
Third Quarter                   0.00        0.00        0.00        0.00
Fourth Quarter                  1.20        1.20        1.17        1.17
                              ------      ------      ------      ------
                              $ 1.20      $ 1.20      $ 1.17      $ 1.17
                              ------      ------      ------      ------

                                                        TABLE 13
                                                 Selected Financial Data

                                    Five Year Comparative Financial Information
                                        (In Thousands, Except per Share Data)

                                                        DECEMBER 31,
Summary of Operations                  1996      1995      1994     1993     1992
                                      ______    ______    ______   ______   ______
Interest income:
 Interest and fees on loans           $ 3,500   $ 3,354   $ 3,286  $ 3,405  $ 3,754
 Interest on investment securities:
  Taxable                               1,611     1,554     1,462    1,617    1,751
  Tax-exempt                              398       468       552      559      567
 Interest on federal funds sold           108       179       131      100       89
 Interest on deposits at other banks        2         9        17       30      104
                                      _______   _______   _______  _______  _______
Total Interest Income                   5,619     5,564     5,448    5,711    6,265
                                      _______   _______   _______  _______  _______
Interest expense:
 Interest on deposits                   2,256     2,403     2,253    2,384    2,912
 Interest on borrowed funds                21        39        28       14        0
                                      _______   _______   _______  _______  _______
Total Interest Expense                  2,277     2,442     2,281    2,398    2,912
                                      _______   _______   _______  _______  _______
Net Interest Income                     3,342     3,122     3,167    3,313    3,353

Provision for loan losses                   0       204     1,015      250      311
                                      _______   _______   _______  _______  _______
Net interest income after provision
 for loan losses                        3,342     2,918     2,152    3,063    3,042
Other income <F1>                         469       428       525      577      530
Other expense                          (2,990)   (2,847)   (2,458)  (2,321)  (2,138)
Applicable income taxes                  (140)       34       116     (263)    (310)
Cumulative effect of accounting
 change <F2>                                0         0         0       15        0
                                      _______   _______    ______   ______  _______
Net Income                            $   681   $   533   $   335  $ 1,071  $ 1,124
                                      _______   _______   _______  _______  _______

Per share data: <F3>
 Net income                            $ 2.09    $ 1.61    $ 1.01   $ 3.22   $ 3.38
 Dividends declared                      1.20      1.17      1.15     1.15     1.11
 Shareholders' equity, end of year      32.74     32.33     29.50    32.33    30.26

Financial Highlights:
 Total assets                         $81,445   $83,698   $83,264  $83,141  $84,179
 Total deposits                       $70,074   $70,891   $71,784  $71,643  $73,783
 Total shareholders' equity           $10,667   $10,760   $ 9,818  $10,759  $10,071
 Return on average assets                0.84%     0.65%     0.41%    1.31%    1.42%
 Return on average shareholders'
  equity                                 6.42%     5.08%     3.15%   10.16%   11.49%
 Dividend payment ratio on
  common stock                          57.33%    72.98%   114.33%   35.76%   32.92%
 Average equity to average assets
  ratio                                 13.03%    12.84%    12.93%   12.91%   12.39%

<F1>
Note 1 - Includes gains (losses) from securities transactions of $(13) in 1996, $3 in 1995, $38 in 1994, $113 in 1993,
         and $107 in 1992.
<F2>
Note 2 - To adopt SFAS No. 109 for income tax purposes.
<F3>
Note 3 - Per share data was calculated using a weighted average of 325,797 in 1996, 331,756 in 1995, 332,816 in 1994,
         332,816 in 1993, and 332,816 in 1992. Years 1992 and 1993 were restated to reflect the corporate reorganization in 1994 resulting in a four for one stock exchange.

                                                   TABLE 14
                                           Selected Financial Data

                                          Quarterly Earnings Summary

The following is a summary of the quarterly results of operations for the years ended December 31, 1996 and 1995:

                                      (In Thousands, Except per Share Amounts)

                               March 31,          June 30,        September 30,      December 31,

                             1996     1995      1996    1995      1996     1995      1996    1995
                             ____     ____      ____    ____      ____     ____      ____    ____
Interest Income:
 Interest and fees
  on loans                   $  802   $  810    $  820  $  816    $  877   $  859    $1,001  $  869
 Interest on investment
  securities:
  Taxable                       392      421       415     404       421      349       385     380
  Tax-exempt                    109      122       110     119        92      115        87     112
 Interest on federal
  funds sold                     57       30        23      24        11       49        17      76
 Interest on deposits
  in other banks                  0        4         0       2         0        3         0       0
                             ______   ______    ______   ______   ______   ______    ______  ______
  Total Interest Income      $1,360   $1,387    $1,368   $1,365   $1,401   $1,375    $1,490  $1,437

Interest Expense:
 Interest on deposits           571      584       572      605      558      621       555     593
 Interest on borrowed funds      16       12         1        8        3        4         1      15
                             ______   ______    ______   ______   ______   ______    ______  ______
  Total Interest Expense        587      596       573      613      561      625       556     608
                             ______   ______    ______   ______   ______   ______    ______  ______
Net interest income             773      791       795      752      840      750       934     829
Provision for loan losses         0      204         0        0        0        0         0       0
                             ______   ______    ______   ______   ______   ______    ______  ______
Net interest income after
 provision for loan losses      773      587       795      752      840      750       934     829
Net gain/losses on
 investment securities            0        0       (14)      (2)       0        4         1       1
Other income                    130      120       127      125      161      127        64      53
Other expense                   741      652       825      711      690      696       734     788
                             ______   ______    ______   ______   ______   ______    ______  ______
Income before income taxes      162       55        83      164      311      185       265      95

Applicable income tax            17      (22)        3       16       73       24        47     (52)
                             ______   ______    ______   ______   ______   ______    ______  ______
Net Income                   $  145   $   77    $   80   $  148   $  238   $  161    $  218  $  147
                             ______   ______    ______   ______   ______   ______    ______  ______
Per share:
 Net income                  $ 0.44   $ 0.23    $ 0.24   $ 0.44   $ 0.73   $ 0.48    $ 0.68  $ 0.47
 Dividends declared            0.00     0.00      0.00     0.00     0.00     0.00      1.20    1.17

                                                       TABLE 15

                                 Net Interest Income (Taxable-Equivalent Basis)
                                           (Dollar Amounts in Thousands)

                                                    Year Ended December 31,

                                        1996       1995       1994      1993      1992
                                        ____       ____       ____      ____      ____
Interest income per summary of
 operations                             $ 5,619    $ 5,564    $ 5,448   $ 5,711   $ 6,265
Adjustment to fully taxable basis           135        159        150       152       154
                                        _______    _______    _______   _______   _______
Adjusted interest income                  5,754      5,723      5,598     5,863     6,419
Interest expense                          2,277      2,442      2,281     2,398     2,912
                                        _______    _______    _______   _______   _______
Net interest income adjusted to a
 fully taxable-equivalent basis <F1>    $ 3,477    $ 3,281    $ 3,317   $ 3,465   $ 3,507
                                        _______    _______    _______   _______   _______

<F1>
1. The adjustment to fully taxable basis for income on tax-exempt obligations has been computed assuming a federal tax rate of 34% for the years 1992 through 1996.

                                                     TABLE 16

                           Rate/Volume Analysis of Changes in Interest Income and
                             Interest Expense on a Fully Taxable-Equivalent Basis
                                         (Dollar Amounts in Thousands)

                             1996 Compared to 1995           1995 Compared to 1994
                           ________________________        ________________________
                           Volume     Rate     Net         Volume     Rate     Net
                           ______     ____     ____        ______     ____     ____
Income earned on:
 Loans                     $ 147      $  (1)   $ 146       $ 135      $ (67)   $ 68
 Investment securities:
  Taxable                     68         (9)      59         (16)       108      92
  Tax-exempt                 (67)       (27)     (94)        (93)        18     (75)
 Federal funds sold          (66)        (5)     (71)          6         42      48
 Interest bearing deposits
  with other banks            (9)         0       (9)         (8)         0      (8)
                           _____      _____    _____       _____      _____    ____
  Total Interest-Earning
         Assets               73        (42)      31          24        101     125
                           _____      _____    _____       _____      _____    ____
 Interest paid on:
   Savings and NOW
    accounts                 (35)      (178)    (213)          7       (110)   (103)
   Time deposits              86        (20)      66          12        241     253
 Borrowed funds              (18)         0      (18)          3          8      11
                           _____      _____    _____       _____      _____    ____

  Total Interest-Bearing
      Liabilities             33       (198)    (165)         22        139     161
                           _____      _____    _____       _____      _____    ____

   Changes in Net
   Interest Income         $  40      $ 156    $ 196       $   2      $ (38)   $(36)
                           _____      _____    _____       _____      _____    ____

The analysis of year-to-year changes in net interest income is segregated into amounts attributable to both  volume and rate variances.  In calculating the variances, the changes are first segregated into (1) changes in volume (change in volume times old rate), (2) changes in rate (change in rate times new volume), and (3) changes in rate/volume (change in rate times the change in volume).  The latter change in rate/volume has been allocated 100% to the change in rate variances.

                                                     TABLE 17

The major sources of per share earnings increases and decreases are shown below:


Changes in:                       1996/1995             1995/1994
                                  _________             _________
Net interest income                $  0.68               $ (0.14)
Provision for loan loss               0.63                  2.44
Investment security gains            (0.05)                (0.11)
Other income                          0.17                 (0.19)
Salaries and benefits                (0.29)                (0.43)
Occupancy and equipment              (0.20)                (0.40)
Other expense                         0.07                 (0.33)
Applicable income tax                (0.53)                (0.24)
                                   _______               _______
Net Income                         $  0.48               $  0.60
                                   _______               _______

                                                             TABLE 18
                                                Other Income and Other Expenses
                                 A summary of items included in other income and other expenses is listed below:
                                                   (Dollar Amounts in Thousands)

Other Income:                                          1996           1995            1994
                                                      ______         ______          ______
 Service charges on deposit accounts                   $  336         $  323          $  321
 Net investment security profits or losses                (13)             3              38
 Other income                                             146            102             166
                                                       ______         ______          ______
   Total Other Income                                  $  469         $  428          $  525
                                                       ______         ______          ______

Other Expenses:                                        1996           1995            1994
                                                      ______         ______          ______
 Salaries and employee benefits                        $1,468         $1,367          $1,225
 Net occupancy and equipment                              505            440             305
 Advertising and public relations                          91             88              98
 Directors' fees                                           84             53              58
 FDIC assessments                                          21             91             156
 Legal and professional                                   217            162              23
 Franchise and other taxes                                158            164             163
 Supplies                                                  99             99              80
 Other expense (each less than 1% of total income)        347            383             350
                                                       ______         ______          ______
   Total Other Expense                                 $2,990         $2,847          $2,458
                                                       ______         ______          ______

                                                              TABLE 19

                                       Interest-Sensitive Assets and Liabilities
                                               (Dollar Amounts in Thousands)

                                                        December 31, 1996

                                                Over Three After
                                     Within     Through    One       Over
                                     Three      Twelve     Through   Five
                                     Months     Months     Five Year Years     Total
                                     ______     ______     ______    ______    ______
Interest-Earning Assets
 Loans                               $ 8,273    $ 6,809    $11,545   $14,416   $41,043
 Investment securities
   Taxable                             2,689      2,308     10,833     9,648    25,478
   Non-taxable                             0      1,641      4,060     1,186     6,887
 Federal funds sold                    1,100        -          -         -       1,100
                                     _______    _______    _______   _______   _______
Total Interest-Earning Assets        $12,062    $10,758    $26,438   $25,250   $74,508
                                     _______    _______    _______   _______   _______

Interest-Bearing Liabilities
 Interest-bearing demand deposits    $12,397       -          -         -      $12,397
 Savings deposits                     20,208       -          -         -       20,208
 Time deposits                        12,369      9,098      4,696        10    26,173
 Borrowed funds                           43       -            76      -          119
                                     _______    _______    _______   _______   _______
Total Interest-Bearing Liabilities   $45,017    $ 9,098    $ 4,772   $    10   $58,897
                                     _______    _______    _______   _______   _______

 Interest Sensitivity Gap            (32,955)     1,660     21,666    25,240    15,611
 Cumulative Interest Sensitivity Gap (32,955)   (31,295)    (9,629)   15,611
 Cumulative Gap Ratio                   0.27       0.42       0.84      1.27